EXHIBIT 99.1


[LOGO]
         FRANK L.  SASSETTI & CO.
         CERTIFIED PUBLIC ACCOUNTANTS






March 29, 2001



CEO Channel.net, Inc.
West Palm Beach, FL



Gentlemen,

         We are unable to complete the financial statements of CEO CHANNEL.NET, INC., as of December 31, 2000 and for the fiscal year then ended in time for the Company's Form 10-KSB to be filed timely, as we just received the information to allow us to complete our part. Thank you.




Very Truly Yours

/s/ Frank L Sassetti & Co.
FRANK L.  SASSETTI & CO.